THE PEP BOYS - MANNY, MOE & JACK

2009 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

AS OF JUNE 28, 2011

1. Purpose. The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, hereby amends and restates The Pep Boys - Manny, Moe & Jack 2009 Stock Incentive Plan, effective as of June 28, 2011, (the "Plan"). The Plan is intended to recognize the contributions made to the Company by key employees, and members of the Board of Directors, of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depends, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) "Act" means the Securities Act of 1933, as amended.

(b) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424 of the Code.

(c) "Award" means an award granted to an Optionee or a Participant under the Plan in the form of an Option or Restricted Stock, or any combination thereof.

(d) "Board of Directors" means the Board of Directors of the Company.

(e) "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

(f) "Code" means the Internal Revenue Code of 1986, as amended.

(g) "Committee" means the Board of Directors or a committee of two or more members of the Board of Directors, each of whom, at the time he takes action with respect to the Plan, is both (i) a "non-employee director" within the meaning of Rule 16b-3 and (ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however that the Board of Directors may appoint any other individual or individuals to administer the Plan with respect to Optionees and Participants who are neither (i) "insiders" within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended, nor (ii) "covered employees" within the meaning of Section 162(m) of the Code.

(h) "Company" means The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

(i) "Disability" shall have that meaning as set forth in Section 22(e)(3) of the Code.

(j) "Fair Market Value" shall have the meaning as set forth in Section 8(b) of the Plan.

(k) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

(l) "Non-management Director" means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

(m) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

(n) "Option" means either an ISO or a Non-qualified Stock Option granted under Section 8 of the Plan.

(o) "Option Document" means the document described in Section 8 which sets forth the terms and conditions of each grant of Options.

(p) "Option Price" means the price at which Shares may be purchased, as calculated pursuant to Section 8(b).

(q) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(r) "Participant" means a person to whom Restricted Stock has been awarded under the Plan, which Restricted Stock has not yet vested in full.

(s) "Restricted Period" means the period of time during which the Shares subject to the Restricted Stock granted to a Participant remain subject to the restrictions and conditions imposed on such Shares, as determined by the Committee.

(t) "Restricted Stock" means any Shares (or phantom units convertible into Shares) which are awarded pursuant to the terms of Section 9 hereof and which are subject to the restrictions and conditions set forth in Section 9 hereof for the Restricted Period.

(u) "Restricted Stock Agreement" means the document described in Section 9 which sets forth the terms and conditions of each grant of Restricted Stock.

(v) "Rule 16b-3" means Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

(w) "Shares" means the shares of Common Stock, par value $1.00 per share, of the Company which are the subject of Awards.

(x) "Vest", "Vested" or "Vesting", whether or not used with an initial capital letter, means the time at which Restricted Stock granted under the Plan will no longer be subject to forfeiture, based upon the expiration of the Restricted Period and the satisfaction of other restrictions and conditions imposed on the Shares relating to such Restricted Stock. Upon Vesting, the restrictions and conditions imposed on the Restricted Stock will lapse.

3. Administration of the Plan. The Committee shall administer the Plan.

(a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b) Grants.

(i) The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority and absolute discretion to (A) determine the key employees and members of the Board of Directors (including Non-management Directors) to whom and the times and the prices at which Awards shall be granted, (B) determine the type of Award to be granted and the number of Shares subject thereto, (C) determine the vesting conditions with respect to Awards of Restricted Stock and the time or times after which Options will become exercisable, (D) determine whether or not an Option is intended to be an ISO, (E) determine the duration of the Restricted Period and the restrictions and conditions to be imposed with respect to each Award; (F) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Awards under the Plan, and (G) approve the form and terms and conditions of the Option Documents or the Restricted Stock Agreements, as the case may be, between the Company and the Optionee or Participant; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's or Participant's services and responsibilities, the Optionee's or Participant's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

(ii) Unless otherwise determined by the Committee, Awards shall be automatically granted, without any further action by the Committee, to each Non-management Director, (A) upon their initial election to the Board of Directors and (B) annually thereafter, on the date of the Company's Annual Meeting of Shareholders (an "Annual Meeting Date"), in accordance with the following subclauses of this subsection (ii):

(A) On each Annual Meeting Date, each Non-management Director shall receive $55,000 in Awards in such form as determined by the Committee. The Award granted pursuant to this subsection A shall be referred to herein as the "Annual Non-management Director Award."

(B) On their initial election to the Board of Directors, each Non-management Director shall receive a pro-rata portion of an Annual Non-management Director Award based on a fraction, the numerator of which is the number of days remaining until the next scheduled Annual Meeting Date and the denominator of which is 365.

(C) Any fractional Award otherwise to be issued under this subsection (ii) shall be rounded up to the nearest whole Award.

(D) All Awards granted under subsection A of this subsection shall vest and shall be subject to such terms and conditions as determined by the Committee.

(E) The Committee may, in its discretion, make additional Award grants to Non-management Directors.

(c) Exculpation. No individual acting with the authority to administer the Plan shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) such individual has breached or failed to perform the duties of his office under Section 511 of the General Association Act of 1988, as amended (relating to standard of care and justifiable reliance), and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(e) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4. Awards under the Plan. Awards granted under the Plan may be in the form of a Non-qualified Stock Option, an ISO or Restricted Stock, or a combination thereof, at the discretion of the Committee; provided, however, that ISOs may be granted only to individuals who are employees of the Company or an Affiliate.

5. Eligibility. All key employees and members of the Board of Directors of the Company or its Affiliates shall be eligible to receive Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 6,000,000, adjusted as provided in Section 11 of the Plan. The Shares to be issued may be from authorized and unissued shares of Common Stock of the Company or previously issued shares of Common Stock of the Company reacquired by the Company. Awards covering no more than 500,000 Shares may be granted to any individual during any calendar year that the Plan is in effect, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan. If an Option terminates or expires without having been fully exercised for any reason, or if any Shares with respect to an award of Restricted Stock shall be forfeited for any reason, the Shares subject thereto may again be the subject of an Award granted pursuant to the Plan.

7. Term of the Plan. The Plan has been amended and restated effective as of June 28, 2011. No Award may be granted under the Plan after December 31, 2014.

8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include both Options which are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b) Option Price. Each Option Document shall state the Option Price, which, for all Options, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Shares are traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange, the mean between the highest and lowest quoted selling prices thereof, or, if the Shares are not so listed, the mean between the closing "bid" and "asked" prices thereof, as applicable and as the Committee determines, on the day the Option is granted, as reported in customary financial reporting services.

(c) Exercise. No Option shall be exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act) contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of Shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or (B) has occurred.

(d) Medium of Payment. An Optionee shall pay for Shares subject to an Option (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document issued to an employee (and shall provide in the case of Option Documents issued to Non-management Directors) that payment may be made all or in part in shares of the Company's Common Stock held by the Optionee for at least six months, subject to such limitations and prohibitions as the Committee deems appropriate. If payment is made in whole or in part in shares of the Company's Common Stock, then such Optionee shall deliver to the Company certificates registered in the name of such Optionee representing such shares of the Company's Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is equal to but not greater than the Option Price of the Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee. The Committee may impose from time to time such limitations and prohibitions on the use of shares of the Company's Common Stock to exercise an Option as it deems appropriate.

(e) Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i) Expiration of the Option term specified in the Option Document, which shall not exceed (A) ten years from the date of grant, or (B), with respect to ISOs, five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

(ii) Expiration of sixty (60) days (or such other period determined by the Committee) from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability, death or as specified in subsection 8(e)(iv), (v) or (vi) or Section 10, below;

(iii) Expiration of one hundred and eighty (180) days (or such other period determined by the Committee) from the date the Optionee's employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

(iv) The date that the employment of an Optionee who is an employee terminates for cause, as determined by the Committee;

(v) Immediately upon the occurrence of an act or omission by an Optionee who is an employee which constitutes either (i) the willful breach of his employment agreement with the Company or an Affiliate, or his engagement in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment; or (ii) the disclosure or misuse by Optionee of trade secrets or confidential information of the Company or an Affiliate. The employment of such Optionee shall be deemed to have terminated for cause as of the date of such act or omission, and any Option granted by the Company to said Optionee and held by such Optionee shall, without the requirement of any notice, terminate as of the date of such act or omission, so long as within 90 days after the Company has obtained sufficient information as to such act or omission, including investigatory confirmation in proper circumstances, to make evaluation by the Committee appropriate, there has been a finding by the Committee, after full consideration of the facts, that there has been an act or omission by the Optionee the nature of which is as set forth in clauses (i) or (ii) above. In addition to such immediate termination of Options, the Optionee shall forfeit all Shares for any exercised portion of the Option for which the Company has not yet delivered the share certificates to the Optionee, upon refund by the Company of any option price paid by the Optionee.

(vi) Immediately, without the requirement of any notice, upon the occurrence of an act by an Optionee who is a Non-management Director which act is, with respect to the Company or an Affiliate, a fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of the Company's or an Affiliate's assets or opportunities.

(f) Transfers. Generally, an Option granted under the Plan shall not be transferable, except by will or by the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee or, in the event of his or her incompetence, by the Optionee's legal representative; provided, however, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow for the transfer of Options that are not ISOs to other persons or entities, subject to such conditions or limitations as the Committee may establish. No Option granted under the Plan shall be subject to execution, attachment or other process.

(g) Other Provisions. The Option Documents may contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(h) Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee subject to his consent, except as limited by Section 13 of the Plan, and except that the consent of the Optionee shall not be required for any amendment made under Section 10 of the Plan.

9. Restricted Stock Agreements and Terms. Restricted Stock granted pursuant to the Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a) Issuance of Shares. Upon an award of Restricted Stock to a Participant and receipt by the Company of a fully executed Restricted Stock Agreement, accompanied by such additional documentation as specified therein, the stock certificate representing the Restricted Stock granted as Shares shall be issued, transferred to and registered in the name of the Participant with such legend thereon as the Committee shall deem appropriate, and Restricted Stock granted as phantom units shall be recorded to a bookkeeping account for the benefit of the Participant. Such stock certificate shall be held by the Company until the Restricted Stock Vests (or the phantom units are redeemed to Shares, in the case of Restricted Stock granted as phantom units) or is forfeited. The Company shall not be obligated to deliver any stock certificates until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time of the Award are listed nor until there has been compliance with such laws or regulations as the Company may deem applicable, including without limitation registration or qualification of such Shares under any federal or state law.

(b) Dividends and Voting Rights. Unless the Committee determines otherwise, during the period from the date the Restricted Stock is awarded to the date the Restricted Period expires, the Participant will be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and other distributions declared on such Shares from time to time, as distributed. Notwithstanding the foregoing, with respect to Restricted Stock granted as phantom units, the Participant shall not have any rights as a stockholder of the Company until such units are redeemed as Shares, but, subject to the determination of the Committee, may receive dividend equivalents on such units as if they were Shares and the equivalent of other distributions declared on the Shares from time to time. Notwithstanding the foregoing, the Committee shall determine whether dividends of stock and other non-cash distributions (or equivalents of such in connection with phantom units) with respect to the Restricted Stock shall be withheld by the Company for the account of the Participant and whether they shall be subject to the Vesting and forfeiture provisions applicable to the related Restricted Stock. The Committee shall determine whether interest shall be paid on such amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

(c) Restricted Period and Vesting Schedule. The Committee shall have the plenary authority and absolute discretion to determine the Restricted Period for the Restricted Stock granted to a Participant and the times at which the Shares subject to such Restricted Stock shall Vest, which may be different for each award of Restricted Stock, or become redeemed as Shares if granted as phantom units, provided, however that no Shares shall Vest prior to one year from the date of grant of the Restricted Stock. Notwithstanding the foregoing, only whole Shares shall Vest and become redeemed if granted as phantom units. In the event that a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest (or be redeemed) unless and until the Participant becomes entitled to such number of fractional Shares as shall be equal in sum to a whole Share.

In addition, the Committee may establish performance-based goals to determine whether or not Restricted Stock shall vest or be forfeited. Within the first ninety days of each applicable performance period, the Committee will determine the objective business criteria to be used to measure performance and the corresponding relative weightings, performance goals and vesting schedule. All such performance-based criteria shall be set forth in the applicable restricted Stock Agreement. To the extent Restricted Stock is designated as qualified performance-based compensation under Section 162(m) of the Code, no such Restricted Stock will be granted as an alternative to any other award that is not designated as qualified performance-based compensation and such Restricted Stock will be separate and apart from all other awards granted.

For any Restricted Stock designated to qualify as qualified performance-based compensation under Section 162(m) of the Code, the performance goals will be based on pre-established, objective business criteria and will be set forth in writing by the Committee within the period required under Section 162(m) of the Code. The relevant business criteria will include at least one of the following: (1) return on total stockholder equity; (2) earnings per share of Pep Boys Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) cash flow; (8) market share; (9) cost reduction goals; (10) budget comparisons; (11) implementation or completion of projects or processes strategic or critical to our business operation; (12) measures of customer satisfaction; and/or (13) any combination of, or a specified increase in, any of the foregoing. The performance goals established by the Committee may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of one of our business units or divisions or any subsidiary. The Committee will determine the objective business criteria upon which the performance goals are based and the weight to be accorded each.

(d) Forfeiture of Shares.

(i) Except as otherwise provided by the Committee, in the event the Participant's employment or service with the Company terminates for any reason other than Disability or death, or as specified in Section 10 of the Plan, any Shares subject to the Participant's Restricted Stock which has not Vested shall be automatically forfeited by the Participant. Shares which are forfeited may be canceled by the Company without any action by the Participant.

(ii) Except as otherwise provided by the Committee, in the event the Participant's employment or service with the Company terminates due to the Participant's Disability or death, any of the Participant's Restricted Stock which has not Vested shall, if such termination occurs more than one year after the date of the award of such Restricted Stock, vest in the prorated amount equal to the ratio of (A) the number of whole years between the date of the Award and the date of such termination to (B) the total Restricted Period to which the Award is subject, and the balance of the Restricted Stock shall be forfeited. If such termination occurs less than one year after the date of grant of the Award, the Participant's Restricted Stock shall be automatically forfeited by the Participant and may be canceled by the Company without any action by the Participant.

(e) Transfers. During the Restricted Period, no Restricted Stock awarded under the Plan or any interest therein may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom Restricted Stock is granted, the rights of such Restricted Stock may be exercised only by him or, in the event of his incompetence, by his legal representative. Upon the death of a Participant, the person to whom the rights shall have passed by will or the laws of descent and distribution shall become entitled to the Restricted Stock only in accordance with the provisions of subsection (d) above.

(f) Deferrals. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Restricted Stock grant as phantom units . The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

(g) Other Provisions. The Restricted Stock Agreements shall contain such other provisions as the Committee shall deem advisable.

(h) Amendment. The Committee shall have the right to amend the Restricted Stock Agreements issued to a Participant subject to his consent, except that the consent of the Participant shall not be required for any amendment made under Section 10 of the Plan.

10. Change of Control.

(a) For purposes of this Section, a "Change of Control" shall be deemed to have taken place if:

(i) individuals who, on the date hereof, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(ii) any "Person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a "Subsidiary"), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company's Voting Securities pursuant to an offering of such Voting Securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c));

(iii) a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors' approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction");

(iv) a sale of all or substantially all of the Company's assets is consummated;

(v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(vi) there occur such other events as the Board of Directors may designate.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company's Voting Securities as a result of the acquisition of the Company's Voting Securities by the Company which reduces the number of the Company's Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur. Notwithstanding the foregoing, the Committee may provide for a different definition of a "Change of Control" if the Award is subject to the requirements of Section 409A of the Code and the Award will become payable on a Change of Control.

(b) Consequences of a Change of Control. Upon the occurrence of a Change of Control, unless the Committee determines otherwise, any Option granted hereunder shall immediately become exercisable in full and all restrictions related to any Restricted Stock shall lapse. In addition, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Optionee or Participant: (i) the Committee may require that Optionees surrender their outstanding Options in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Optionee's unexercised Options exceeds the Option Price, and on such terms as the Committee determines, (ii) after giving Optionees an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, (iii) with respect to Participants holding Restricted Stock that consists of phantom units, the Committee may determine that such Participants shall receive one or more payments in settlement of such grants of Restricted Stock, in such amount and form and on such terms as may be determined by the Committee, subject to the requirements of Section 409A of the Code, to the extent applicable, or (iv) determine that all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and grants of Restricted Stock that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

11. Adjustments on Changes in Capitalization. If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, stock split, spin-off, recapitalization or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company's receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the aggregate number of Shares as to which Awards may be granted hereunder, the maximum number of Shares for which Awards may be granted to any individual during any calendar year, the kind and number of Shares covered by each outstanding Award and the Option Price, in the case of grants of Options, shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control the provisions of Section 10 shall apply. Any adjustments to outstanding Awards shall be consistent with Section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

12. No Repricing of Options Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Board of Directors may not reprice Options, nor may the Board of Directors amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. An adjustment to an Option pursuant to Section 11 above shall not constitute a repricing of the Option.  For the purposes of this Section 12, a "repricing" shall be defined as (i) such term is defined in the New York Stock Exchange listing rules or (ii) the cancellation of an Option for cash (other than in connection with a Change of Control) when the consideration to be paid per Option exceeds the amount by which the Fair Market Value of a Share exceeds the Option Price of such Option.

13. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of Shares as to which Options may be granted or the maximum number which may be granted to any individual in any calendar year. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

14. No Continued Employment. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Participant in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or in connection with the Vesting of Restricted Stock, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including without limitation allowing the Optionee or Participant to surrender, or have the Company retain from Shares which are otherwise issuable or deliverable in connection with an Award a number of Shares which have a Fair Market Value equal to such tax liability. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's or Participant's compliance, to the Company's satisfaction, with any withholding requirement.

16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan, or any provisions of any Option or Restricted Stock granted pursuant to the Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. Subject to the foregoing, the Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan.

/s/ THE PEP BOYS - MANNY, MOE & JACK